UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 amends the Current Report on Form 8-K of PSS World Medical, Inc. (the “Company”), filed on August 31, 2005, to disclose the approved increases to the base salaries of the Company’s named executive officers for fiscal year 2006.

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2005, the Compensation Committee of the Board of Directors approved increases to the base salaries for fiscal year 2006 of the Company’s executive officers who were named in the Summary Compensation Table of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on August 1, 2005 (“2005 Proxy Statement”) and who are expected to be named in the Summary Compensation Table of the Company’s 2006 Proxy Statement (the “named executive officers”). The base salary approved for Gary A. Corless for fiscal year 2006 is $360,000, due to his promotion to Chief Operating Officer of the Company.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 16, 2005

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson_

Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer